UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On July 30, 2008, Bayer HealthCare Pharmaceuticals Corporation, or Bayer, in its “Q2 2008 Analyst and Investor Briefing,” announced net sales of Nexavar for the quarter ended June 30, 2008 of €108 million. This includes a significant contribution from sales in Japan for which Onyx receives a single digit royalty. Quarterly Nexavar sales are translated into U.S. dollars based on an average exchange rate over the period. The approximate average exchange rate for the quarter ending June 30, 2008 was $1.56 for €1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Date: July 30, 2008	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer